Exhibit 10.5

Core.Mark

Core-Mark International, I nc.!ff - Corona Division
353 Meyer Circle, Corona, CA 92879

April 17,2012

Michael R Dunn

Chairman and CEO

F.I.T.T. Energy Productsinc.

26381 Crown Valley Parkway, Suite 230

Mission Viejo, CA 92690

Dear Michael,

This letter is to confirm that Core-Mark International Inc. has teamed up with F.I.T.T. Energy Product Inc. to distribute their energy products as well as the ED products. This new innovation in the energy product category gives us a great opportunity to distribute and introduce this new product to our customer base.

The plan is to launch the F.I.T.T. Energy products in California, Nevada and Arizona starting immediately and move on cross-country to the other divisions. We are looking for a long-term partnership with F.I.T.T. Energy hoping that the F.I.T.T. products speak for themselves and become very profitable to both of our companies.

/s/ Carl Parker

Carl Parker

President

Core-Mark International, Inc.

Corona Division

Cc: Charles Khalil
GRIPS Marketing